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                                                                      EXHIBIT 21
                                                                      ----------

                           SUBSIDIARIES OF REGISTRANT*
                           ---------------------------

                                          STATE OR
                                        JURISDICTION OF     PERCENT OF
              NAME**                    INCORPORATION       OWNERSHIP
              ------                    -------------       ---------

The Little Tikes Company                Ohio                   100%
Graco Children's Products Inc.          Delaware               100%
Rubbermaid Commercial Products Inc.     Delaware               100%
Rubbermaid Office Products Inc.         Delaware               100%
Rubbermaid Specialty Products Inc.      Delaware               100%
Rubbermaid Canada Inc.                  Ontario, Canada        100%

* All of the listed subsidiaries are included in Registrant's consolidated financial statements.

**  All subsidiaries conduct their businesses under the names shown.